Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. BOARD OF DIRECTORS

DECLARES QUARTERLY DIVIDEND

FRISCO, TEXAS, February 21, 2014 – Comstock Resources, Inc. (“Comstock” or the “Company”) (NYSE: CRK) announced today that its Board of Directors declared a dividend of $0.125 per share on the Company’s common stock. The dividend will be paid on March 17, 2014 to all stockholders of record as of the close of business on March 7, 2014.

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana. The Company’s stock is traded on the New York Stock Exchange under the symbol CRK.